September  29,  1999


Securities  and  Exchange  Commission
340  Fifth  Street,  N.W.
Washington,  D.C.  20549

Commissioners:

We have read the statements made by Stansbury Holdings Corporation (Stansbury) at item 8 of Form 10-KSB annual report for the fiscal years ending June 30, 1999 and 1998. We agree with the statements concerning our firm in such Form 10-KSB.

Sincerely,


Haugen,  Springer  &  Co.,  P.C.